Exhibit B

                        [LETTERHEAD OF BANK VONTOBEL AG]

                                                     Bank Vontobel AG

                                                     Mr.
                                                     Dr. Axel Steudle
                                                     Elsasserstrasse 7
                                                     D-75173 Pforzheim

Zurich, April 11, 2003 /ZP/rik
Telephone 0041 1 283 76 28, Telefax 0041 1 283 51 56
e-mail patrick.zaugg@vontobel.ch

Legal Proxy

We hereby appoint and constitute with full power of substitution

Dr. Axel Steudle
Elsasserstrasse 7
D-75173 Pforzheim

as our true and lawful attorney to vote as our proxy for 12,623,006 shares of Mobile PET Systems, Inc., registered in the name of Bank Vontobel AG, Zurich at the general meeting of 1st May 2003.

Yours sincereLy,

Bank Vontobe1 AG


/s/ Patrick Zaugg                               /s/ Alessandra Rohr

Patrick Zaugg                                   Alessandra Rohr